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                                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

                                                                                JURISDICTION OF
SUBSIDIARY                                                                        INCORPORATION
Benton International, Incorporated                                                   California
Deutsche Perot Systems GmbH                                                             Germany
Doblin Group, Inc.                                                                     Illinois
HCL Perot Systems N.V.                                                          The Netherlands
HCL Perot Systems Private Limited (India)                                                 India
HCL Perot Systems Pte. Limited (Singapore)                                            Singapore
HPS America, Inc.                                                                      Delaware
HPS Europe Limited                                                                      England
HCL Perot Systems (Mauritius) Pvt. Ltd.                                               Mauritius
Icarus Consulting A.G.                                                              Switzerland
Icarus Consulting GmbH                                                                  Germany
Perot Systems A.G.                                                                  Switzerland
Perot Systems Asia Pacific Pte Ltd.                                                   Singapore
Perot Systems B.V.                                                              The Netherlands
Perot Systems (Canada) Corporation, Corporation Systemes Perot                           Canada
Perot Systems Communication Services, Inc.                                             Delaware
Perot Systems (Deutschland) GMBH                                                        Germany
Perot Systems Europe (Energy Services), Limited                                  United Kingdom
Perot Systems Europe Limited ("PSEL")                                            United Kingdom
Perot Systems Field Services Corporation                                               Delaware
Perot Systems Financial Services Corporation                                           Delaware
Perot Systems Holdings Pte Ltd.                                                       Singapore
Perot Systems Investments B.V.                                                  The Netherlands
Perot Systems (Japan) Ltd.                                                                Japan
Perot Systems Monaco S.A.M.                                                              Monaco
Perot Systems Realty Corporation                                                          Texas
Perot Systems S.A. (formerly Perot Systems (France) SARL)                                France
PSC Government Services Corporation                                                    Delaware
PSC Health Care, Inc.                                                                  Delaware
Rothwell International, Inc.                                                              Texas
Stamos Associates Inc.                                                               California
Syllogic B.V.                                                                   The Netherlands
Syllogic Systems B.V.                                                           The Netherlands
Syllogic Applications B.V.                                                      The Netherlands
Syllogic Ireland Limited                                                                Ireland
The Technical Resource Connection, Inc.                                                Delaware
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